UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 17, 2006

CALGON CARBON CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-10776	25-0530110
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 717, Pittsburgh, PA 15230-0717	15230-0717
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (412) 787-6700

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Acquisition or Disposition of Assets

On February 17, 2006, Calgon Carbon Corporation, through its wholly owned subsidiary Chemviron Carbon GmbH, executed an agreement (the “Business Sale Agreement”) with proFagus GmbH, proFagus Grundstuecksverwaltungs GmbH and proFagus Beteiligungs GmbH (as Guarantor) to sell, and sold, substantially all the assets, real estate and specified liabilities of the Bodenfelde, Germany facility. The facility includes the production of charcoal for consumer use and liquids that are recovered during charcoal production. The products are sold to retail and industrial markets.

The aggregate sales price, based on an exchange rate of 1.19 dollars per Euro, consisted of $19.1 million of cash and is subject to a potential working capital adjustment. An additional $5.0 million could be paid contingent upon the business meeting certain earnings targets over the next three years.

Item 9.01 Financial Statements and Exhibits

(a)	Financial Statements of the Business Acquired.

Not applicable.

(b)	Pro forma Financial Information.

The pro forma financial statements giving effect to the transaction required by this item shall be filed with Form 10-K not later than 71 days from the date of this Form 8-K report was required to be filed. An amendment to this Form 8-K will be filed confirming that the pro forma financial statements have been included in Form 10-K.

(c)	Exhibits.

10.1 Business Sale Agreement among Calgon Carbon Corporation and Chemviron Carbon GmbH, collectively, as sellers and proFagus GmbH, proFagus Grundstuecksverwaltungs GmbH and proFagus Beteiligungs GmbH, collectively as buyers, dated February 17, 2006.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALGON CARBON CORPORATION
(Registrant)

Date: February 24, 2006	/s/ Leroy M. Ball
(Signature)
Leroy M. Ball
Chief Financial Officer

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CALGON CARBON CORPORATION

FORM 8-K

Date of Report (Date of earliest event reported): February 17, 2006

EXHIBIT INDEX

Item 9.01(b) Exhibits
10.1	Business Sale Agreement among Calgon Carbon Corporation and Chemviron Carbon GmbH, collectively, as sellers and proFagus GmbH, proFagus Grundstuecksverwaltungs GmbH and proFagus Beteiligungs GmbH, collectively as buyers, dated February 17, 2006.

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